AMENDMENT TO ASSET PURCHASE AGREEMENT

     This Amendment to Asset Purchase Agreement ("Amendment") is made and entered into this 28th day of February, 1998, by and between Gentle Dental Service Corporation, a Washington corporation ("GDSC"), California Dental Practice Management Company, a California General Partnership ("DPM"), Arthur G. Kaiser, D.D.S, Robert J. Newman, and Mark Thomas, D.D.S. ("Thomas").

                                    RECITALS
                                    --------

     The parties listed above are parties to that certain Asset Purchase Agreement dated September 21, 1997 ("Agreement") pursuant to which the Sellers have agreed to sell to GDSC substantially all of the assets associated with the Dental Practice. The parties mutually desire to make certain amendments to the Agreement as set forth in this Amendment. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     In consideration of the mutual covenants contained herein and in the Agreement, the parties agree as follows:

     1. Although the Agreement provides that the dental practice conducted under the name Crosstown Family Dentistry will be conducted by Thomas Dental Corporation after the Closing and that the dental practice conducted under the name Wasco Family Dentistry will be conducted by a new professional corporation (the "Professional Corporation") after the Closing, the parties have agreed that both dental practices will be conducted by Thomas Dental Corporation after the Closing. Accordingly, the Agreement is hereby amended to either eliminate all references to the Professional Corporation or to modify such references to apply to Thomas Dental Corporation consistent with the immediately preceding sentence. Sellers represent that Thomas currently holds a valid and effective Additional Office Permit from the California Board of Dental Examiners to operate the two dental practices and that such permit will allow Thomas Dental Corporation to continue to operate the two dental practices.


     2. Section 1.04-5 of the Agreement is amended to read as follows:

          1.04-5 An additional payment to be made to Thomas (the "Earnout Payment") to be made as provided in this Section 1.04-5. The average annual EBITDA (as defined below) for the 24-month period beginning on the day after the Closing Date shall be multiplied by .438 to determine the Earnout Payment. The "EBITDA" shall mean the combined net income of (a) the Thomas Professional Corporation, and (b) GDSC from the provision of services to the Thomas Professional Corporation, before any reduction for interest, income taxes, depreciation or amortization, and excluding any allocation of GDSC corporate or regional overhead expense, as reflected on a combined income statement for the Practice Locations prepared in conformity with generally accepted accounting principles applied in a manner consistent with the application of such principles to the preparation of GDSC's audited financial statements. In the event that GDSC exercises its rights under Sections 1.4 or 1.5 of the Assignable Option Agreement described in Section 8.07 of this Agreement, the "EBITDA" shall mean the net income of the Successor Shareholder (as defined in the Assignable Option Agreement) from the Dental Practice, before any reduction for interest, income taxes, depreciation or amortization and excluding any allocation of corporate or regional overhead expense, as reflected on income statement for the Practice Locations prepared in conformity with generally accepted accounting principles applied in a manner consistent with the application of such principles to the preparation of GDSC's audited financial statements. The calculation of the Earnout Amount and payment of the Earnout Payment, if any, shall be completed within 90 days of the completion of the aforementioned 24-month period. The parties understand and agree that during the aforementioned 24-month period the Dental Practice will be operated in the same general manner as it was operated prior to the Closing Date.


     3. Section 1.08 of the Agreement is amended to read as follows:

     1.08 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stoel Rives LLP, Portland, Oregon, effective as of the close of business on the last day of the month in which all conditions to the Closing are satisfied (other than those conditions that by their terms are to occur at the Closing) or at another date, time and place agreed upon in writing by the parties (the "Closing Date"); provided, however, that if all conditions to the Closing (other than those conditions that by their terms are to occur at the Closing) are satisfied on or after the 20th day of a month, the Closing shall occur effective as of the close of business on the last day of the following month or at an earlier date and time agreed upon in writing by the parties.


     4. Section 5.08-2 of the Agreement is amended to read as follows:

          5.08-2 Supplemental Lock-Up. Thomas agrees that until the first anniversary of the Closing Date he will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees or pledgees who agree to be similarly bound) any Shares owned by him, except Shares sold pursuant to the piggyback registration rights provided for in
Section 6.01. Thomas consents to having appropriate legends placed on the certificates representing the Shares relating to the lock-up restriction.


     5. Section 6.01-1 of the Agreement is amended to read as follows:

          6.01-1 Piggyback Rights. The rights provided in this Section 6.01 shall apply if GDSC determines to register shares of GDSC Common Stock under the 1933 Act for an underwritten offering for its account, except that this Section
6.01 shall not apply to the offering

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

covered by the Registration Statement on Form SB-2 filed by GDSC on January 9, 1998 or to any registration that is filed after the second anniversary of the Closing Date. Prior to filing a registration statement for any such offering, GDSC shall give Thomas written notice thereof and will include in such registration and underwriting all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from GDSC by Thomas, except as set forth in Section 6.01-2 below. For purposes of this Agreement, the term "Registrable Securities" means (i) the Shares and (ii) any GDSC Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares.


     6. Section 6.01-3 of the Agreement is amended to read as follows:

          6.01-3 S-3 Registration. No later than 30 days after the Closing Date, GDSC shall file a Registration Statement on Form S-3 to register all Registrable Securities for resale by Thomas in ordinary market transactions; provided, however, that GDSC may delay such filing on a one-time basis for up to 90 days if GDSC reasonably determines that (a) such filing might be detrimental to the offering covered by the Registration Statement on Form SB-2 filed by GDSC on January 9, 1998, or (b) additional time is necessary to obtain and file financial statements required for such Registration Statement on Form S-3. GDSC shall use its best efforts to maintain an effective registration statement permitting the unrestricted sale of such remaining Registrable Securities until the second anniversary of the Closing Date.


     7. Section 8.10 of the Agreement is deleted.

     8. Section 10.01-4 of the Agreement is amended to read as follows:

          10.01-4 by either Sellers or GDSC, by written notice to the other party, if the Closing shall not have occurred on or prior to December 31, 1998; provided, however, that if the California Department of Corporations shall not have approved the material modification (filed by DDS in connection with the Transactions) to the license of DDS under the Knox-Keene Health Care Service Plan Act of 1975 prior to December 31, 1998, such date shall be extended to the date 45 days after the receipt of such approval; provided further, however, that the right to terminate this Agreement under this Section 10.01-4 shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

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
     9. The following Exhibits to the Agreement are replaced with the corresponding Exhibits attached to this Amendment:

         Exhibit D             Support Services Agreement
         Exhibit E             Assignable Option Agreement
         Exhibit F             Employment Agreement

     10. Except as expressly provided in this Amendment, the Agreement is not otherwise modified and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

         GDSC:                         GENTLE DENTAL SERVICE CORPORATION


                                       By: L. T. VAN EERDEN
                                           ------------------------------------
                                           L. T. Van Eerden
                                       Title: Executive V. P.

         DPM:                          CALIFORNIA DENTAL PRACTICE
                                       MANAGEMENT COMPANY


                                       By: ARTHUR G. KAISER, D.D.S.
                                           ------------------------------------
                                           Arthur G. Kaiser, D.D.S.
                                       Title: Partner


         The Partners:                 ARTHUR G. KAISER, D.D.S.
                                       ----------------------------------------
                                       Arthur G. Kaiser, D.D.S.


                                       ROBERT J. NEWMAN
                                       ----------------------------------------
                                       Robert J. Newman


         Thomas:                       MARK THOMAS, D.D.S.
                                       ----------------------------------------
                                       Mark Thomas, D.D.S.

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